SUB-ITEM 77E:  LEGAL PROCEEDINGS

LEGAL PROCEEDINGS
In October, 2003, Federated Investors, Inc. and various subsidiaries thereof (collectively, "Federated"), along with various investment companies sponsored by Federated ("Funds") were named as defendants in several class action lawsuits filed in the United States District Court for the Western District of Pennsylvania seeking damages of unspecified amounts. The lawsuits were purportedly filed on behalf of people who purchased, owned and/or redeemed shares of Federated-sponsored mutual funds during specified periods beginning November 1, 1998. The suits are generally similar in alleging that Federated engaged in illegal and improper trading practices including market timing and late trading in concert with certain institutional traders, which allegedly caused financial injury to the mutual fund shareholders. Federated and the Funds are reviewing the allegations and will respond appropriately. Additional lawsuits based upon similar allegations may be filed in the future. Although Federated does notbelieve that these lawsuits will have a material adverse effect on the Funds, there can be no assurance that these suits, the ongoing adverse publicity and/or other developments resulting from related regulatory investigations will not result in increased Fund redemptions, reduced sales of Fund shares, or other adverse consequences for the Funds.































SUB-ITEM 77I:  Terms of new or amended securities

77I(b) - Attached is the Class Y Shares Exhibit to the Multiple Class Plan of Federated Intermediate Municipal Trust, a portfolio of
Intermediate Municipal Trust. The information contained in the attached Exhibit serves as the description of Class Y Shares as required by this Item.




CLASS Y SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN

Separate Arrangement And Expense Allocation
For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement for the Class Y Shares will consist of sales to institutional purchasers requiring less distribution support activity and less shareholder services, who are also seeking low expense ratios. In connection with this arrangement, Class Y Shares will bear the following fees and expenses:
Fees and Expenses
Maximum Amount Allocated Class Y Shares
Sales Load
None
Contingent Deferred
Sales Charge
("CDSC")
None
Shareholder Service
Fee
As set forth in the attached schedule
12b-1 Fee
As set forth in the attached schedule
Other Expenses
Itemized expenses incurred by the Fund with respect to holders of Class Y Shares as described in Section 3 of the Plan

Conversion and Exchange Privileges
For purposes of Rule 18f-3, Class Y Shares have the following conversion rights and exchange privileges at the election of the shareholder:
Conversion
Rights:
None
Exchange
Rights:
Class Y Shares may be exchanged for Class Y Shares of any other Fund.
In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.



SCHEDULE OF FUNDS
OFFERING CLASS Y SHARES

The Funds set forth on this Schedule each offer Class Y Shares on the terms set forth in the Class Y Shares Exhibit to the Multiple
Class Plan, in each case as indicated below:

Multiple Class Company
Series
12b-1
Plan
Sharehold
er
Service
Fee
Federated Income Securities
Trust
Federated Short Term Income
Fund
(to become effective in July,
2004)
None
0.25%
Federated Mortgage Income
Fund (formerly Federated
Income Trust)
(to become effective in
March, 2004)
None
0.25%
Federated U.S. Government
Securities Fund: 1-3 Years

None
None
Intermediate Municipal Trust
Federated Intermediate
Municipal Trust
None
None





SUB-ITEM 77Q1(a):  Exhibits



Intermediate Municipal Trust

Amendment #8
to the By-Laws

Effective August 25, 2003

	Insert the following into Article II, Power and Duties of Trustees and Officers, and renumber Section 10 as Section 11:

	Section 10. Chief Legal Officer. The Chief Legal Officer shall serve as Chief Legal Officer for the Trust, solely for purposes of complying with the attorney conduct rules
("Attorney Conduct Rules") enacted by the Securities
Exchange Commission pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 (the "Act"). The Chief
Legal Officer shall have the authority to exercise all powers permitted to be exercised by a chief legal officer pursuant to Section 307 of the Act. The Chief Legal Officer, in his sole discretion, may delegate his responsibilities as Chief Legal Officer under the Attorney Conduct Rules to another attorney or firm of attorneys.







SUB-ITEM 77Q1(b):  Exhibits




INTERMEDIATE MUNICIPAL TRUST

Amendment No. 12
to the
Amended & Restated
DECLARATION OF TRUST

Dated April 2, 1999


	THIS Declaration of Trust is amended as follows:

	Strike the first paragraph of Section 5 of Article
III from the Declaration of Trust and substitute in its place the following:

Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust shall be, and are established and designated as:

Federated Intermediate Municipal Trust
Institutional Shares
Class Y Shares.

	The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 22nd day of August, 2003, to become effective on September 30, 2003.

	WITNESS the due execution hereof this 22nd day of August, 2003.


/s/ John F. Donahue		/s/ Lawrence D. Ellis, M.D.
John F. Donahue		Lawrence D. Ellis, M.D.


/s/ Thomas G. Bigley		/s/ Peter E. Madden
Thomas G. Bigley		Peter E. Madden


/s/ John T. Conroy, Jr.		/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.		Charles F. Mansfield, Jr.


/s/ Nicholas P. Constantakis		/s/ John E. Murray, Jr.
Nicholas P. Constantakis		John E. Murray, Jr.


/s/ John F. Cunningham		/s/ Marjorie P. Smuts
John F. Cunningham		Marjorie P. Smuts


/s/ J. Christopher Donahue		/s/ John S. Walsh
J. Christopher Donahue		John S. Walsh